                                                                   EXHIBIT 10.11

                            SHAREHOLDERS AGREEMENT


THIS AGREEMENT, made and entered into this 29th day of, March 1996, by and among AIR CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at 5-31-20, Senriyama-Nishi, Suita-Shi, Osaka 565, Japan (hereinafter referred to as "AIR"), ACTUATE SOFTWARE CORPORATION, a corporation duly organized and existing under the laws of the State of California and having its principal place of business at 999 Baker Way, Suite 330, San Mateo, California 94404, U.S.A. (hereinafter referred to as "ASC"), TOSHIBA INFORMATION SYSTEMS (JAPAN) CORPORATION, a corporation duly organized and existing under the laws of Japan and having its principal place of business at 2-1, Nissin-Cho, Kawasaki-Ku, Kawasaki-Shi, Kanagawa 210 , Japan (hereinafter referred to as "TOSHIBA"), COMPUTER INSTITUTE OF JAPAN, LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at Yokohama NT Bldg., 1-2-24, Hiranuma, Nishi-Ku, Yokohama, Kanagawa 220, Japan (hereinafter referred to as "CIJ"), SUMITOMO METAL INDUSTRIES, LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at 7-28, 4-Chome, Kitahama, Chuo-Ku, Osaka 541, Japan (hereinafter referred to as "SUMITOMO"), SOME 21 CO., LTD., a corporation duly organized and existing under the laws of Japan and having its principal place of business at 1-18-11-520, Uchikanda, Chiyoda-Ku, Tokyo 101, Japan (hereinafter referred to as "SOME 21"), and MASANORI HARADA, an individual residing at 3-9, 2-Chome, Yariya-Cho, Chuo-ku, Osaka-Shi, Osaka 540, Japan (hereinafter referred to as "HARADA");


                                  WITNESSETH:


WHEREAS, AIR, ASC, TOSHIBA, CIJ, SUMITOMO, SOME 21 and HARADA (collectively referred to as the "Parties") are desirous of establishing a joint venture company in Japan in the field of computer software business; and

WHEREAS, all the Parties desire to have such a company develop and sell computer software with the license granted from ASC;

NOW, THEREFORE, having mutual reliance and taking a long-term view of the business, the Parties covenant and agree as follows:

ARTICLE 1.  DEFINITIONS


1.1  "Party" shall mean either AIR, ASC, TOSHIBA, CIJ, SUMITOMO, SOME 21 or
      -----
     HARADA, as the case may be

1.2  "Closing" shall mean the completion of subscription and payment for the
      -------
     shares of the COMPANY by the Parties.

1.3  "Contribution Date" shall be , or such other date as the Parties agree on
      -----------------
     which the Parties shall subscribe and pay for the Shares.


1.4  "Yen" shall mean the lawful currency of Japan.
      ---

1.5  "Products" shall mean the computer software system and all versions thereof
      --------
     which is presently manufactured by ASC together with any improvements or modifications thereof, as well as other goods as agreed upon by the Parties from time to time.

1.6  "Purchase Price" shall mean the price in which the Parties will pay for the
      --------------
     COMPANY's shares.

1.7  "Shares" shall mean the shares of common stock of the COMPANY, specified in
      ------
     Article 3 hereof, subscribed by each of the Parties.

1.8  "Investor Distributors" shall mean investors in the COMPANY who will also
      ---------------------
     act as distributors of the Products.

1.9  "General Investors" shall mean investors in the COMPANY who will not be
      -----------------
     distributors of the Products.


ARTICLE 2.  ESTABLISHMENT OF THE COMPANY

2.1  Incorporation of the New Corporation
     ------------------------------------

The Parties hereto shall, within thirty (30) days after this Agreement takes effect, incorporate or cause to be incorporated in Tokyo, Japan a corporation (hereinafter referred to as "COMPANY") under the laws of Japan and AIR, as a promoter, shall take all necessary steps, including, but not limited to, the execution of all documents and registration of the COMPANY. The name of the COMPANY will be [Japanese characters] (Actuate Japan Company Ltd.), or, if such name is unavailable, any other name which the Parties may agree upon. The registered office of the COMPANY shall be situated in Tokyo, Japan.


2.2  Objects of the COMPANY
     ----------------------

The principal objects of the COMPANY shall be to manufacture, develop, market, distribute and sell the Products in Japan with the license granted under a master license agreement to be separately entered into by the COMPANY and ASC (the "Master License Agreement"), and to do all business transactions incidental or conducive thereto.

ARTICLE 3.  INITIAL CAPITALIZATION AND SHARE OWNERSHIP

3.1. Capital of the COMPANY
     ----------------------

The COMPANY shall have the authority to issue an aggregate of nine thousand six hundred (9,600) shares of common stock with par value of fifty thousand (50,000) Yen. The COMPANY shall issue two thousand four hundred (2,400) shares at the time of its incorporation.

3.2  Subscription of Shares
     ----------------------

The Parties shall subscribe immediately upon issuance to shares of the COMPANY as follows:

                              Shares
                              ------

     AIR                      400
     ASC                      200
     TOSHIBA                  400
     CIJ                      400
     SUMITOMO                 400
     SOME 21                  400
     HARADA                   200
     -------------------------------
     Total                    2400

In the event that any third party desires to subscribe shares in the COMPANY after the initial subscription as mentioned above, the value of the shares shall be one hundred ten percent (110%) of the initial value if such shares are subscribed within twelve (12) months after the execution of this Agreement. The price of Shares purchased after the above mentioned period shall be determined by the Parties to this Agreement.

3.3. Payment of Shares Subscribed
     ----------------------------

The Parties shall, upon allotment, pay in full in cash for shares subscribed pursuant to Article 3 hereof as follows:

     AIR                      20,000,000 Yen
     ASC                      10,000,000 Yen
     TOSHIBA                  20,000,000 Yen
     CIJ                      20,000,000 Yen
     SUMITOMO                 20,000,000 Yen
     SOME 21                  20,000,000 Yen
     HARADA                   10,000,000 Yen
     ---------------------------------------
     Total                   120,000,000 Yen

3.4  Pre-emptive Right
     -----------------

Holders of any shares of the COMPANY shall have the pre-emptive right to any type of shares or any securities convertible to or exercisable for any type of shares to be issued by the COMPANY in proportion to the number of voting rights which the shares held by the holders at the time of issuance thereof represent. If one of the Parties does not wish, in whole or in part, to subscribe to such shares, the pre-emptive right of such Party shall pass to ASC who shall have the right to acquire all or any part of the shares not so subscribed by such Party or elect a third party to subscribe such shares. Shares not subscribed by ASC, ASC's elected third party or any other Parties to this Agreement may be issued to any third party which the Board of Directors of the COMPANY designates.

The Parties to this Agreement shall make sure that any third parties subscribing shares in the COMPANY after the initial subscription as mentioned above in
Article 3.1 adopt the contents of and be made a party to this Agreement. Further, upon the subscription of shares of the COMPANY, such third parties shall not be entitled to elect its own directors.

3.5. Restrictions on Transfer of Shares
     ----------------------------------

None of the Parties shall, without the prior unanimous approval of the members of the Board of Directors, sell, transfer, pledge, mortgage or otherwise dispose of all or any part of its shares (including its right to subscribe to new shares) in the COMPANY to any other person, firm or corporation.


ARTICLE 4.  BUSINESS ACTIVITIES OF THE COMPANY

4.1  The business activities of the COMPANY shall be as follows:

     (1) The COMPANY shall market and sell all versions of the Products (including the Japanese and English versions) in Japan.

     (2)  The COMPANY shall create a Japanese version of the Products.


ARTICLE 5.  SHAREHOLDERS' RIGHTS AND OBLIGATIONS

5.1 Matters that fall within the competence of the general meeting of the shareholders shall be set forth in the Articles of Incorporation or, if not so set forth, shall be determined in accordance with Japanese law. Voting rights, quorum requirements and notices and other procedures for calling a general meeting of shareholders shall be as provided for in the Articles of Incorporation or, if not provided therein, as otherwise determined pursuant to Japanese law.

5.2 Each Party hereto shall have one vote for each share and may be present at any general meeting of shareholders in person or by proxy.

5.3 Unless otherwise required by the Articles of Incorporation or the laws of Japan, any resolution at a general meeting of shareholders of the COMPANY shall be decided by a simple majority of the votes of shareholders then present in person or by proxy.


ARTICLE 6.  INCENTIVES TO SHAREHOLDERS


6.1  Incentives


     (A)  ASC

     In return for granting the exclusive right to develop, manufacture, market, distribute and sell the Products in Japan, ASC will receive a ten million (10,000,000) Yen fee after the COMPANY begins operations. In addition, ASC will receive a call option for all the shares issued to the other investors in the COMPANY as stated in section 6.2 of this Article.

     (B)  AIR

In return for supporting the COMPANY with the development of the Japanese version of the Products, the COMPANY shall pay AIR for the expenses incurred in the development support of the Japanese Version. Further, AIR shall obtain the status of Class (B) distributor, attached hereto as Exhibit B, contained within the distributorship agreement to be entered into between the COMPANY and the various distributors immediately after the COMPANY's incorporation (hereinafter referred to as the "Distributorship Agreement").

In addition, AIR shall have the right to purchase shares of the COMPANY if AIR achieves the minimum target set in the management agreement to be separately entered into by the COMPANY and AIR immediately after the COMPANY's incorporation (hereinafter referred to as the "Management Agreement") on the following scale:

     (1) If AIR exceeds the average of the minimum and the maximum target set forth in the Management Agreement for each of the first three (3) years, AIR shall have the right to purchase one hundred (100) shares of the COMPANY within two (2) months after the end of the third (3) year;

     (2) If AIR exceeds the average of the minimum and the maximum target set forth in the Management Agreement for each of the first five (5) years, AIR shall have the right to purchase two hundred (200) shares of the COMPANY within two (2) months after the end of the fifth (5) year;

     (3) Upon the fulfillment of the requirements set in (1) and (2) above, the maximum amount of the COMPANY's shares which AIR may purchase is three hundred (300) shares at fifty thousand (50,000) Yen per share; and

     (4) When the COMPANY's shares are purchased pursuant to (1) and/or (2) above by AIR, AIR shall retain and not be permitted to transfer such shares for a period of at least two (2) years from the date of purchase.

Pre-emptive rights shall not attach to the above mentioned shares of the COMPANY which may be purchased by AIR.

(C)  Investor Distributors

     As an additional incentive to their investment, Investor Distributors shall be granted distribution rights under the Distributorship Agreement and obtain the status of Class (A) distributor contained therein without making prepayment. In addition, they can obtain the status of Class (B) distributor contained within the Distributorship Agreement by making a prepayment of thirty million (30,000,000) Yen to the COMPANY as set forth therein.

6.2  ASC'S Call Option

ASC can purchase from the other investors up to one hundred percent (100%) of their shares. ASC must purchase the same percentage from each of the other investors whenever a purchase is made under this option. When ASC request repurchase, the price shall be determined by the type of investor. ASC shall provide compensation, and the investors shall provide the shares within sixty
(60) days of ASC's request for purchase. If ASC is a public company at the time of the repurchase, then ASC may exchange its common stock for the shares in the COMPANY. The value of the ASC common stock shall be determined by the closing price on the date that ASC requests repurchase. If ASC is not a public company then the repurchase shall be made in cash.

ASC's repurchase price per share shall be determined by the following table.

                            Fourth Year               Fifth Year                Sixth Year
General
Investors                   100,000 Yen               150,000 Yen               200,000 Yen

Investor
Distributors                75,000 Yen                100,000 Yen               150,000 Yen

In the event that ASC exercises its right to repurchase the shares of the COMPANY within four (4) years from the commencement of this Agreement, the price of the shares shall be equal to that of the fourth (4) year as listed above.

After the sixth (6) year, ASC's repurchase price shall increase each year by the amount of two percent (2%) over the then prevailing long term prime rate in Yen per annum listed on Mitsubishi Bank for the period on the first (1) day of the seventh (7) year.

However, in the event that ASC purchases shares from third party investors who acquired shares of the COMPANY under Article 3.1 and 3.4 above, and such shares were issued by the COMPANY with the dissenting vote of ASC's director, the shares shall be purchased by ASC from the third party investors at five hundred 500) Yen per share.


6.3 Investor's Put Option

     (A)  ASC Becomes a Public Company

     Nine (9) months after ASC becomes a public company, or more than fifty percent (50%) of ASC's stock is. purchased by another public company which is not an investment company ("acquiring company/") /then the Investor Distributors can request that ASC repurchase one hundred percent (100%) of their shares. They may not request a partial repurchase. Within sixty (60) days of this request, ASC shall deliver to the Investor Distributor ASC's common shares, the acquiring company's common shares, or cash to repurchase the shares in the COMPANY owned by the Investor Distributor. ASC's or the acquiring company's stock value shall be determined by its closing price on the date of the request for repurchase. After the third anniversary of the COMPANY, the price per share shall be the same as ASC's call price as provided in Article 6.2. Prior to the third (3) anniversary the price per share shall be equal to the initial purchase price.

     (B)  After Three Years and ASC is Not a Public Company

     After the third (3) anniversary of the COMPANY the investors shall have a put option even if ASC has not become a public company. If they exercise this option then the investors must sell one hundred percent (100%) of their shares to ASC. In this case, ASC shall have sixty (60) days to deliver cash in exchange for the COMPANY shares or ASC can elect to repurchase the shares out of the COMPANY's royalty stream to ASC. If ASC elects to repurchase out of the royalty stream then the repurchase price shall be divided into thirty (30) equal monthly payments which shall reduce the payment from the COMPANY to ASC and instead be paid to the investor on ASC's behalf. The funds available in the royalty stream shall be fifty percent (50%) of each of the royalty payment to be made by the COMPANY to ASC under the Master License Agreement. In the event such fifty percent (50%) of the royalty stream is too small to pay all of the investors who have requested repurchase, such fifty percent (50%) of the royalty stream shall be divided on a pro rata basis among the selling investors each month. In this event, ASC shall pay all remainder of the purchase price at the thirtieth
     (30) payment.

     The price per share of this put option depends on whether the investor is a General Investor or not In the Case of a General Investor the price shall be as follows:


                         Fourth Year              Fifth Year             Sixth Year
General
Investor                 75,000 Yen               100,000 Yen            125,000 Yen

     After the sixth (6) year the put option price shall be equal to the sixth
     (6) year price.

     For the other investors the price depends on the results of the COMPANY relative to the five (5) year plan which is part of the Management Agreement. If the COMPANY's profits and revenue for the prior twelve (12) month were each above the average of the minimum and maximum plan for that period then the price shall be the same as for the General Investor. Otherwise the price shall be equal to the initial purchase price.


ARTICLE 7.  BOARD OF DIRECTORS

7.1  Number and Function of Directors.

     The Board of Directors of the COMPANY shall be composed of nine (9) members, of which two (2) shall be designated by AIR, two (2) by ASC, one
     (1) by CIJ, one (1) by SOME 21, one (1) by TOSHIBA, one (1) by SUMITOMO and one (1) shall be Mr. George Hara of ACCEL Japan, The representative director/chairman shall be nominated by ASC and the representative director/president shall be nominated by AIR.

     If a director vacates his/her position during the term of this Agreement, the Party which the vacating director represented shall have the right to elect and fill the vacant director seat. However, in the event that Mr. George Hara of ACCEL Japan vacates his position as director of the COMPANY, the Board of Directors shall have the right to elect a director in his place.

     The quorum necessary for holding a meeting of the Board of Directors shall be five (5) directors. Unless otherwise required by the laws of Japan, this Agreement or the Articles of Incorporation, all actions taken by the COMPANY through the Board of Directors shall require approval by a simple majority of all directors

     The management of the COMPANY shall rest with the Board of Directors to the extent the Commercial Law of Japan requires.

7.2  Election of Directors

     The directors shall be elected at the shareholders meeting.

     The Parties hereto hereby mutually covenant and agree to vote their respective shares of the COMPANY to cause the election of the persons so nominated as provided in Article 7.1 herein.


7.3  Meeting of the Board

     (a) A notice of the convocation of a meeting of the Board of Directors shall be dispatched to each director at least fourteen (14) days prior to the date of such meeting.

     (b) The above mentioned notice may be waived or the above mentioned period of notice may be shortened for a particular meeting of the Board of Directors with the unanimous consent of the directors.

ARTICLE 8.  RESPONSIBILITIES OF THE CHAIRMAN AND THE PRESIDENT

8.1  Responsibility of the Chairman

     The Chairman shall approve the quarterly business plan, the conclusion of major OEM contracts and the selection of primary distributors.

8.2  Responsibility of the President

     The President shall make and submit the mid-term and annual business plans to the Chairman and then to the Board of Directors for approval and, upon approval, shall operate the COMPANY according to those plans. The President shall also make and submit the quarterly business plan on the basis of the annual business plan approved by the Board of Directors to the Chairman and upon approval shall operate the COMPANY according to those plans. If and when the personnel and general administrative expenses exceed by a significant amount set forth in each such item of the annual business plan, the President shall seek the approval of the Chairman and the Board of Directors

     The President shall have the power to order to outside engineers the development of the Japanese versions of the Products.

ARTICLE 9. OPERATION OF THE COMPANY

     (1)  Consignment of Management

          (a)  After incorporation of the COMPANY, at least for the first three
               (3) years with the option of extending the term for an additional two (2) years upon mutual agreement, AIR shall be responsible for managing the COMPANY under the Management Agreement and shall make its best efforts to lead the COMPANY to do business by itself after five (5) years. When the COMPANY agrees to the extension, the decision of the Board of Directors shall be required.

          (b) After expiration of the Management Agreement, the COMPANY may manage by itself or continue to defer management responsibilities to AIR.

          (c) Upon the termination of the Management Agreement for whatever reasons, AIR shall still have the right to remain as a primary distributor for the COMPANY unless AIR itself breaches the Management Agreement or becomes insolvent.

     (2)  Development of the Japanese versions of the Products

          (a) As the first priority objective, the COMPANY shall develop the Japanese versions of the Products and translate the related documents into Japanese and commercialize them with the support of ASC.

     (3)  Porting, Maintenance and Support

          (a) In addition to marketing the Japanese versions of the Products, the COMPANY shall port them to a strategic machine and commence the maintenance of the source code and the operation of user support.

          (b) Such work as stated in paragraph (a) above can be ordered to a third party subject to approval of the Board of Directors.

     (4)  Support from ASC

          (a) ASC shall receive engineers from the COMPANY for training purposes during the period of development of the Japanese versions of the Products.

          (b) ASC shall assist the support department of the COMPANY through fully making its on-line services accessible.

ARTICLE 10.    ACCOUNTING

The COMPANY shall, based upon generally accepted accounting principles, maintain accurate and faithful accounts of all business and shall prepare various reports thereof. In particular, the COMPANY shall follow ASC's then current revenue recognition policies. Each Party shall, at its own expense, be entitled to use its appointed representative or public accountant to examine the ledgers of the COMPANY at any reasonable time. The financial year shall begin on January 1 and end on December 31.

ARTICLE 11.    DIVIDEND POLICY

The Parties agree that it is their intention that the dividend Policy of the COMPANY strengthen and develop the COMPANY, and that the COMPANY shall allow for the retention of profits to provide operating capital and other financial capital investment in order to establish the COMPANY on a sound financial standing.

ARTICLE 12.    THE CLOSING

Contribution date

     (a) At the Contribution Date the Parties shall subscribe and pay fully in cash for such shares as stipulated in

          Article 3 hereof; and

     (b) The Parties shall take all of the actions required by them as the shareholders of the COMPANY in order for the COMPANY to perform the actions required on its part by this Article 12.

ARTICLE 13. CONDITIONS TO THE CLOSING

The obligation of the Parties under this Agreement shall be subject to the satisfaction of each of the following conditions prior to or at the time of the
Closing:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
          the Parties contained in this Agreement being true in all material respects, as of the date of this Agreement and up to and including the date of Closing;

     (b)  Performance of Obligations of the Parties. All obligations of each of
          -----------------------------------------
          the Parties to be performed prior to or at the time of the Closing pursuant to the provisions of this Agreement shall have been duly performed;

     (c)  All Proceedings to be Satisfactory. All corporate and other
          ----------------------------------
          proceedings to be taken by the Parties in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Parties, and the Parties shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request; and

     (d)  Governmental Approvals. All approvals of the Government of Japan and
          ----------------------
          the Government of the United States, if any, necessary for the performance of this Agreement shall have been obtained, and such approvals shall be in full force and effect on the date of Closing.

ARTICLE 14. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Parties as follows:

     (a)  Organization and Authority. Each Party is a
          --------------------------
          corporation duly organized, validly existing and in good standing under the laws of its respective countries; is duly qualified to transact business in and is in good standing under the laws of all other jurisdictions where it now transacts business; has all requisite corporate power and authority to own, lease or operate its properties and to transact its business as now being transacted; and has all licenses, permits or other authorizations, and has taken all actions, required by applicable laws or governmental regulations in connection with its business as now transacted.

     (b)  Validity of this Agreement. Each Party has the right and power to
          --------------------------
          enter into and perform its obligations under this Agreement; has taken all necessary corporate action required to enter into and perform their obligations under this Agreement and this Agreement constitutes the legal, valid and binding obligation of each of the Parties, enforceable in accordance with its terms.

     (c)  Adequate Financing. Each Party has funds sufficient to pay the
          ------------------
          Purchase Price and there is no litigation, legal action, arbitration, proceeding, demand, claim or investigation pending or to the knowledge of each of the Parties threatened, planned or contemplated against such Parties which might adversely affect the ability of such Parties to consummate the transactions contemplated hereby.

     (d)  Full Disclosure. The disclosures of each of the
          ---------------
          Parties contained in this Agreement or any Exhibit hereto contain no untrue or misleading statement of any material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, accurate.

ARTICLE 15. INDEMNIFICATION

Indemnification by the Parties. Each Party shall indemnify and hold the other
------------------------------
Parties and the COMPANY harmless against, and shall reimburse the other Parties or the COMPANY, as the case may be, for any loss or damage including without limitation attorney's fees reasonably incurred arising out of any misrepresentation, breach or nonfulfillment of the conditions specified in
Article 13 and 14 of this Agreement.

ARTICLE 16. EFFECTIVE DATE

This Agreement shall come into effect upon the date first above written.

ARTICLE 17. TERMINATION FOR CAUSE

17.1 After the Closing, in the event that i) any of the Parties fails to perform any material obligation or undertaking to be performed by it under this Agreement and such failure shall not be cured within ninety (90) days after written notice thereof from such a Party ("Causing Party") or ii) any of the Parties are dissolved, liquidated, unable to pay its debts as they become due as a consequence of bankruptcy, or voluntarily or through compulsion assigns all or a major portion of its assets to a third party ("Causing Party"), any of the other Parties shall have the right to terminate this Agreement forthwith by giving written notice of termination to the Causing Party.

17.2  In the event that this Agreement was terminated in any event described in
      Article 17.1, upon termination of this Agreement, the other Parties or its designee shall have a priority right (but not obligation) to purchase all shares owned by the Causing Party at a twenty percent (20%) off price per share the value of which is calculated on the basis of the Net Book Value as determined by a qualified appraiser appointed by mutual agreement of the Parties or, failing such agreement, by a reputable accounting firm of international standing having a branch in Japan, to be appointed by the President of the International Chamber of Commerce in Tokyo.

17.3 The Net Book Value of the COMPANY, as used herein, shall mean the aggregate amount of assets shown on the books of the COMPANY as of the date (the "Determination Date") which shall be the last day of the month preceding the date of the purchase option mentioned above in Article 17.2, less the aggregate amount of liabilities shown thereon at such date. Fixed assets, land, buildings, machine tools and machinery shall be evaluated on the basis of replacement cost after deduction of an equitable amount for wear and tear, and the resulting adjusted value shall replace the corresponding book value. Inventories shall be evaluated at the import price of goods and components thereof. Leased goods shall be evaluated at replacement cost after deduction of both (i) an equitable amount for wear and tear, and (ii) outstanding rents payable on or after the Determination Date.

ARTICLE 18. TERMINATION FOR BUSINESS REASONS

In the event that the COMPANY shall have an accumulated loss in retained earnings of the amount no less than its capital as of its audited balance sheet for any fiscal year, the Parties shall consult the possibility of dissolution of the COMPANY.

ARTICLE 19. SECRECY OBLIGATION

All of the Parties shall maintain the secrecy of and not disclose to any third party any technical, economic, financial and/or marketing information obtained from the other Parties and the COMPANY. However, this shall not apply to disclosures of information clearly required by this Agreement, related agreements or law.

The secrecy obligations of the Parties arising from this Agreement shall not apply to information obtained from the other Parties or from the COMPANY which, with the exception of a Party's intentional or negligent disclosure, becomes published or otherwise public knowledge, or which was known to the Parties receiving disclosure at the time of such disclosure. The above mentioned obligations, as limited, shall continue in effect after the termination of this Agreement for a period of five (5) years.

ARTICLE 20. FORCE MAJEURE

None of the Parties shall be responsible for failure to observe or perform its obligations under this Agreement if such failure is due to Act of God, war, warlike hostility, civil commotion, riots, strikes, governmental acts, sabotage, labor troubles or any other causes which are beyond reasonable control of the Party so affected. In no event shall lack of finances be considered as a cause beyond reasonable control of a Party. The Party so affected shall promptly give the other Parties reasonably detailed written notice of the Cause of such failure and probable extent of continuance of such cause and use its best efforts to avoid or remove such cause. Whenever such cause is removed, such Party shall resume and complete performance as soon as practicable.

ARTICLE 21. ARTICLES OF INCORPORATION

21.1  The Articles of Incorporation of the COMPANY attached hereto as Exhibit
      (A) shall constitute a part hereof.

21.2 In the event of any discrepancy between the provisions of this Agreement and the provisions of the Articles of Incorporation, the provisions of this Agreement shall prevail.

ARTICLE 22. NOTICES

All notices required or permitted by this Agreement shall be dispatched in writing to the intended recipient at the addresses listed above for each of the Parties.

Any of the Parties may change its above address by notice dispatched in accordance with the provisions hereof.

Notices as well as other written messages may be delivered by hand, facsimile or registered airmail; provided, however, facsimiles shall be confirmed by registered airmail within seven (7) days. All notices so dispatched shall be deemed effective upon delivery.

ARTICLE 23. MISCELLANEOUS PROVISIONS

23.1  GOVERNING LAW

      The drafting, legal validity, interpretation and enforcement of this Agreement shall be governed by the laws of Japan.

23.2  ARBITRATION

      All disputes, conflicts and differences between the Parties arising out of or in connection with this Agreement shall be finally resolved in Tokyo, Japan, under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association, with English language to be used. The award shall be final and binding upon the Parties hereto.

23.3  COMMON LANGUAGE

      All communications between the Parties, whether oral or written, with respect to or in connection with this Agreement and the COMPANY, shall be conducted in English.

23.4  CONTROLLING VERSION

      The English language version of this Agreement shall be deemed controlling.

23.5  ASSIGNMENT

      This Agreement may not, either through the act of any Party or through application of law, be assigned without the prior written consent of the Parties.

23.6  PUBLIC ANNOUNCEMENT

      All public announcements relating to this Agreement or the transactions contemplated hereby, including announcements to employees, shall be made only as may be agreed upon jointly by the Parties hereto.

23.7  HEADINGS

      All headings of the articles of this Agreement are for convenience of reference only and shall neither be deemed a part of this Agreement nor be permitted to influence the interpretation hereof.

23.8  ENTIRE AGREEMENT; AMENDMENT

      This Agreement and the Exhibits attached hereto constitute the entire agreement of the Parties hereto and supersede any and all prior negotiation, correspondence, understanding and agreements among the Parties respecting the subject matter hereof. This Agreement may only be amended through a written agreement signed by the Parties.

23.9  SEVERABILITY

      Any articles or provisions of this Agreement which are invalid or unenforceable shall have no influence upon the validity or enforceability of the remaining articles or provisions of this Agreement. However, this shall not apply if said invalid or unenforceable provisions are fundamental to this Agreement or cannot legally be severed herefrom. Moreover, the Parties shall attempt to negotiate substitute provisions which achieve the objectives of this Agreement and the intent of the Parties.

23.10 WAIVER

      The failure of a Party to exercise any right provided by this Agreement or to protest any breach of this Agreement by the other Party shall not be deemed a waiver of said Party's right to exercise said right or to protest said breach at any other time.

23.11 ACKNOWLEDGEMENT

      The Parties hereto acknowledge the terms and conditions of this Agreement and hereby undertake to ensure that the COMPANY shall carry out its management and administration and its business in accordance with the terms and conditions of this Agreement and shall perform all obligations intended under this Agreement to be undertaken or performed by the COMPANY.

      IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement in seven (7) originals as of the day and year first appearing hereinabove. Each Party shall retain one signed original.

AIR CO., LTD.


By: /s/ Yoichi Kitayama
   --------------------
Name: YOICHI KITAYAMA
Title: President


ACTUATE SOFTWARE CORPORATION


By:/s/ Nicolas Nierenberg
   ------------------------
Name: NICOLAS NIERENBERG
Title: President

TOSHIBA INFORMATION SYSTEMS (JAPAN) CORPORATION

By: /s/ Hiromu Ogawa
   ------------------
Name: HIROMU OGAWA
Title: GENERAL MANAGER
       TOKYO SOFTWARE DEVELOPMENT CENTER

COMPUTER INSTITUTE OF JAPAN, LTD.

By: /s/ Marashiko Oshika
   ---------------------
Name: Marashiko Oshika
Title: Director Manager

SUMITOMO METAL INDUSTRIES, LTD.

By: /s/ Eiichi Ueda
   ----------------
Name: EIICHI UEDA
Title: DIRECTOR/GENERAL MANAGER


SOME 21 CO., LTD.


By:/s/ Osamu Yamamoto
   ------------------
Name: OSAMU YAMAMOTO
Title: President

MASANORI HARADA

By: /s/ Masanori Harada
   --------------------
Name:
Title:

                                   EXHIBIT A
                                   ---------


ARTICLES OF INCORPORATION OF ACTUATE JAPAN COMPANY LTD.


CHAPTER I. GENERAL PROVISIONS


Article 1.  Corporate Name
---------   --------------

The name of the Company shall be [Japanese characters]. In English, the Company shall be called Actuate Japan Company Ltd.


Article 2.  Objects and Purposes
----------  --------------------

The objects and purposes of the Company shall be as follows:

1. The import, development, manufacture, training, marketing and sales of computer software and program systems;

2. Any other business related to or connected with the activities described above.


Article 3.  Location of Head Office
----------  -----------------------
The Company shall have its head office in Minato-Ku, Tokyo, Japan.


Article 4.  Method of Public Notice
----------  -----------------------

All public notices by the Company shall be published in the Japanese Official Gazette (Kampo).

                              CHAPTER II. SHARES


Article 5.  Number of Shares Authorized to be Issued
----------  ----------------------------------------

The total number of shares authorized to be issued by the Company shall be nine thousand six hundred (9,600) shares.


Article 6.  Type and Par Value of Shares
----------  ----------------------------

All shares of the Company shall be voting shares of common stock with a par value of fifty thousand (50,000) Japanese Yen per share.


Article 7.  Right to New Shares
----------  -------------------

Holders of any shares of the Company shall have the pre-emptive right to any type of shares or any securities convertible to or exercisable for any type of shares to be issued by the Company in proportion to the number of voting rights which the shares held by the holders at the time of issuance thereof represent.


Article 8.  Types of Share Certificates
----------  ---------------------------

1. Share certificates to be issued by the Company shall be in denominations of one (1), ten (10), one hundred (100) and one thousand (1,000) shares, or in such other denominations as shall be determined by the Board of Directors.

2. In the event that a shareholder does not wish to possess the share certificates in his/her custody, the shareholder shall make a written proposal to that effect to the Company and at the same time submit the share certificates if they have already been issued.

Article 9.  Restriction on Transfer of Shares
----------  ---------------------------------

1. The unanimous approval of the Board of Directors shall be required for the transfer of shares.

2.   The foregoing restriction shall be imprinted on the share certificates.

Article 10.  Registration of Shareholders
-----------  ----------------------------

1. Request for the registration of transfer of the shares of the Company shall be made in the form specified by the Company and shall be submitted to the Company together with the share certificates.

2. In case of the transfer of shares by the operation of law including inheritance or merger, the documents to prove the cause of transfer shall also be submitted to the Company.


Article 11.  Registration of Pledge or Trust
-----------  -------------------------------

1. Request for the registration of pledge of shares shall be made in the form specified by the Company and shall be submitted to the Company together with the share certificates; provided that Article 9 and 10 shall apply to the transfer of the shares by foreclosure of the pledge.

2. In case a shareholder shall wish to place shares into trust, the provisions of Article 9 through 11 shall apply mutatis mutandis.

3. Cancellation of the registration of the pledge or trust shall be subject to the same procedure set forth in this Article


Article 12.  Reissuance of Share Certificates
-----------  --------------------------------

1. To request reissuance of share certificates which have been defaced or split, or which are to be aggregated into a larger denomination, or any reasons other than the loss or theft thereof, a written request in the form prescribed by the Company and the share certificates shall be submitted to the Company.

2. To request reissuance of share certificates which have been lost or are otherwise not in the possession of the shareholder, a written request in the form prescribed by the Company and the original copy or the certified photocopy of the judgment of nullification of such lost share certificates shall be submitted to the Company.


Article 13.  Fees
-----------  ----

The fees prescribed by the Company shall be paid by the shareholder in the event of the request set forth in Articles 10, 11, or 12.


Article 14.  Closing of the Shareholders' Register, etc.
-----------  -------------------------------------------

1. Entries in the Shareholders' Register shall be suspended from the day following the last day of each fiscal year of the Company until the close of the ordinary general meeting of shareholders pertaining to the said fiscal year.

2. In addition to the preceding paragraph, the Shareholders' Register may be closed, if necessary, at any other time for a period not exceeding three
     (3) months by giving at least two (2) weeks prior public notice thereof.


Article 15.  Notification of Address, etc.
-----------  -----------------------------

1. Each shareholder and registered pledges or their legal representative or authorized representative shall notify the Company of his name, address and seal impression by a written notification in the form prescribed by the Company.

2. The Company shall likewise be notified of any changes in the matters prescribed in the preceding paragraph.

3. Foreign nationals who are not accustomed to using seal impressions may utilize their signatures for the purposes of the preceding two (2) paragraphs.


                 CHAPTER III. GENERAL MEETINGS OF SHAREHOLDERS


Article 16.  Convening of General Meetings of Shareholders
-----------  ---------------------------------------------

An ordinary general meeting of shareholders of the Company shall be convened during the month of March of each year. An extraordinary general meeting of shareholders may be convened whenever necessary.


Article 17.  Authority to Convene General Meetings of Shareholders
-----------  -----------------------------------------------------

Except as otherwise provided by laws, general meetings of shareholders shall be convened by the Chairman of the Board

(Kaicho) pursuant to a resolution of the Board of Directors. If the Chairman of the Board is unable or unwilling to convene a general meeting of shareholders, another director, in accordance with the order previously determined by the Board of Directors, may convene the meeting.


Article 18.  Location of General Meetings of Shareholders
-----------  --------------------------------------------

General meetings of shareholder of the Company shall be held at the head office of the Company or at such other place as the shareholders of record unanimously agree.


Article 19.  Notice of General Meetings of Shareholders
-----------  ------------------------------------------

1. A notice of the convocation of a general meeting of shareholders shall be dispatched in writing to each shareholder of record at least two (2) weeks prior to the date of such meeting.

2. The above mentioned notice may be waived or the above mentioned period of notice may be shortened for a particular general meeting with the unanimous consent of the shareholders of record.

3. The notice of a general meeting of shareholders shall state the agenda of the meeting.


Article 20.  Person to Preside at General Meetings of Shareholders
-----------  -----------------------------------------------------

The Chairman of the Board shall preside as chairman at all general meetings of shareholders. If the Chairman of the Board is absent or unable to preside, another director of the Company, in accordance with the order previously determined by the Board of Directors, shall preside at the meeting.


Article 21.  Resolutions of General Meetings of Shareholders
-----------  -----------------------------------------------

1. Except as otherwise provided by laws or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by the affirmative vote of a majority of the voting shares present or represented by proxy at such meeting at which a majority of the issued and outstanding shares are present or represented by proxy.

2. The following items shall be adopted by two thirds (2/3) vote of the voting shares present or represented at a general meeting of shareholders at which two thirds (2/3) of the issued and outstanding shares are present or represented.

          (i) Any amendments or other changes to the Articles of Incorporation;

          (ii)   Changes to the composition of the Board of Directors;

          (iii) Election or appointment, change or removal of any Director or statutory auditor;

          (iv)   Early wind-up, liquidation or dissolution of the Company;

          (v) Merger, reorganization, consolidation or other form of business combination;

          (vi) Dividends (including stock dividends) or similar payments to shareholders or any stock split, combination or reclassification of any securities;

          (vii) Any other matters with respect to which Japanese law requires the approval of more than a simple majority vote of the shareholders; and


CHAPTER IV. DIRECTORS, BOARD OF DIRECTORS AND AUDITORS


Article 22. Number of Directors and Auditors
----------- --------------------------------

The Company shall have nine (9) directors and one (1) statutory auditor; Directors and statutory auditors are not required to be shareholders of the Company.


Article 23. Election of Directors and Statutory Auditors
----------- --------------------------------------------

1. All directors and statutory auditors shall be elected at a general meeting of shareholders.

2.   In case of election of directors, cumulative voting shall not be permitted.

Article 24. Term of Office Directors and Statutory Auditors
----------- -----------------------------------------------

1. All directors and statutory auditors shall hold office for a period commencing upon the close of the ordinary general meeting of shareholders at which they were elected and ending upon the close of the second and third ordinary general meeting of shareholders respectively for directors and statutory auditors following such election.

2. The term of office of a director or a statutory auditor elected to fill a vacancy or elected due to an increase in number of directors shall be, respectively, concurrent with the term of each office of the director or the statutory auditor to whom he succeeds or the directors or the statutory auditor in office at the time of his election.

3. A director or a statutory auditor may be re-elected for one or more terms of office.

Article 25. Authority to Convene Meetings of Board of Directors
----------- ---------------------------------------------------

Meetings of the Board of Directors shall be convened upon the request of any one
(1) director of the Company.

Article 26. Notice of Meetings of Board of Directors
----------- ----------------------------------------

1. A notice of the convocation of a meeting of the Board of Directors shall be dispatched in writing to each director and statutory auditor at least fourteen (14) days prior to the date of such meeting.

2. The above mentioned notice may be waived or the above mentioned period of notice may be shortened for a particular meeting of the Board of Directors with the unanimous consent of the directors and statutory auditors.

Article 27. Person to Preside at Meetings of Board of Directors
----------- ---------------------------------------------------

The Chairman of the Board shall preside as chairman at meetings of the Board of Directors; provided, however, that if the Chairman of the Board is unable or unwilling to preside at a meeting, another director, in accordance with the order previously determined by the Board of Directors, may preside at the meeting.


Article 28. Quorum and Resolution of Board of Directors
----------- -------------------------------------------

1. The quorum for a meeting of the Board of Directors shall be five (5) directors in office.

2. A resolution of the Board of Directors shall be made by the majority of directors in office except for the transfer of shares in which the unanimous vote of the Board of Directors will be required.


Article 29. Representative Directors, etc
----------- -----------------------------

1. The Board of Directors shall elect two (2) representative directors from among the directors.

2. The Board of Directors shall elect the Chairman of the Board and the President from among the representative directors.


Article 30. Remuneration and Retirement Allowances
----------- --------------------------------------

The directors and the statutory auditors will not receive compensation for their services as such members.


                             CHAPTER V. ACCOUNTING


Article 31. Fiscal Year
----------- -----------

The fiscal year of the Company shall begin on January 1 of each year and end on December 31 of the same year.


Article 32. Payment Dividends etc
----------- ---------------------

1. Dividends shall be paid to shareholders of record (including registered pledgees) as of the last day of the business term for which the dividends are declared. Dividends shall not yield interest.

2.   The Company may, through a resolution of the Board of

     Directors, make a distribution of each (interim dividends) to the shareholders of record (including registered pledgees) as of the 30th day of June each year pursuant to the provision of Article 293-5 of the Commercial Code of Japan. Interim dividends shall not yield interest.

3. In the event that a shareholder has not received dividends or interim dividends within three (3) years after the date on which the payment of such dividends Or interim dividends was offered, the Company shall be released from its obligation to make such payment.


                     CHAPTER VI. SUPPLEMENTARY PROVISIONS


Article 33. Share to be issued at Time of Incorporation
----------- -------------------------------------------

The number of the shares to be issued at the time of Incorporation of the Company shall be two thousand four hundred (2,400) shares, with a par value of fifty thousand (50,000) Japanese Yen, of common stock, which shall be issued at the issue price of fifty thousand (50,000) Japanese Yen per share.


Article 34. Initial term of Office
----------- ----------------------

Notwithstanding the provisions of Article 24, the terms of office of the initial directors and statutory auditors shall expire at the close of the first ordinary general meeting of shareholders following their assumption of office.


Article 35. First fiscal year
----------- -----------------

The first fiscal year of the Company shall be from the date of incorporation of the Company to December 31, 1996.


Article 36. Name and addresses of promoters and numbers of Shares to be
----------- -----------------------------------------------------------
            subscribed
            ----------

The name and address of the promoter of the Company and the number of shares subscribed are as follows:

Address                            Name                        the number of
-------                            ----                        -------------
                                                               shares subscribed
                                                               -----------------

5-31-20 Senriyama-Nishi  AIR CO., LTD    400
Suita-Shi
Osaka 565
Japan

IN WITNESS WHEREOF, for the incorporation of Actuate Japan Company Ltd. the following promoter prepared these Articles of Incorporation and affixed its name and seal below.

March _____, 1996


                                                      _______________________

                                   EXHIBIT B
                                   ---------

I. The DISTRIBUTOR's Advance Payment and Invoice Rate


     [Class A]

     1.   Advance Payment: 30,000,000 Japanese Yen

     2.   Invoice Rate:

               The following invoice rate shall be applied to the standard price (including the various volume discounts) determined by the COMPANY.

               All versions of the PRODUCTS 50%

     [Class B]

     1.   Advance Payment: 60,000,000 Japanese Yen

     2.   Invoice Rate:

               The following invoice rate shall be applied to the standard price (including the various volume discounts) determined by the COMPANY.

               All versions of the PRODUCTS 45%

II. Invoice rates for manuals, user support, training courses and other services shall be determined separately.

III. The DISTRIBUTOR making the initial advance payment in accordance with the above mentioned classifications shall have the right to the corresponding invoice rate for the first two (2) years provided always that such payment be made within the first (1) year of the COMPANY's operations. The second and following advance payment shall be effective respectively for one (1) year in order to enjoy the rights of the corresponding invoice rate.

IV. Any advance payment of the royalty which will not be utilized by the DISTRIBUTOR for the period mentioned above may, at the option of the DISTRIBUTOR, be added to the advance payment of royalty for the subsequent period. However, in the event that the DISTRIBUTOR does not pay the advance payment of royalty for the subsequent period, such DISTRIBUTOR will be classified as [A Class] distributor.

V.   Designated Bank:


     Name of Bank
     Current Account No.
     Actuate Japan Company Ltd.

                                       2